Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 2

811-21033

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to January 31, 2012, March
5, 2012, April 13, 2012 and May 14, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            2,091,285
               701,241
   Against
               110,847
                 49,680
   Abstain
               250,490
               179,691
   Broker Non-Votes
               708,057
               422,330
      Total
            3,160,679
            1,352,942



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            2,090,685
               702,241
   Against
               110,147
                 48,680
   Abstain
               251,790
               179,691
   Broker Non-Votes
               708,057
               422,330
      Total
            3,160,679
            1,352,942



To approve the Agreement and Plan of
Reorganization.


   For
            2,311,221
               898,941
   Against
                 70,611
                 25,680
   Abstain
                 70,790
                   5,991
   Broker Non-Votes
               708,057
               422,330
      Total
            3,160,679
            1,352,942



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293395.

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